Exhibit 10.6

LEASE GUARANTY

GUARANTY dated as of September 22, 2004 by WACHOVIA CORPORATION, a North Carolina corporation (“Guarantor”), in favor of First States Investors 3300, LLC, a Delaware limited liability company (“Guaranteed Party”), as lessor under that certain Lease Agreement (the “Lease”), dated of even date herewith, between Guaranteed Party and Wachovia Bank, National Association (“Wachovia”) with respect to a portion of the property more particularly described on Schedule A attached hereto.

To induce the Guaranteed Party to enter into the Lease and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Party, all present and future obligations of Wachovia arising out of the Lease to the Guaranteed Party. Upon the failure of Wachovia to punctually fulfill any such obligation following the giving of such notice and the application of such grace or cure period that is provided for under the Lease with respect to a default of Guarantor, and upon written demand by the Guaranteed Party to the Guarantor, the Guarantor agrees to fulfill, or cause to be fulfilled, to the extent such obligation is not performed, the performance of such obligation; provided, that any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder shall not preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

The Guarantor hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by full and complete satisfaction of all present and future obligations of Wachovia to the Guaranteed Party arising out of the Lease, irrespective of any change in or amendment to the Lease.

The Guarantor hereby waives diligence, presentment, demand on Wachovia for delivery or otherwise, filing of claims, requirement of a prior proceeding against Wachovia and protest or notice.

In the event of a dispute between the Guarantor and the Guaranteed Party arising out of this instrument or the rights or obligations hereunder, the successful party in any action or proceeding commenced on account of such dispute shall be entitled to recover from the other party the reasonable amount of attorneys’ fees and expenses incurred by it in connection with such dispute.

The Guarantor represents to the Guaranteed Party as of the date hereof that:

1. It is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guarantee on its part to be performed.

2. Its execution, delivery and performance of this Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws, as amended, or any law, regulation or contractual restriction binding on it or its assets.

3. All consents, licenses, authorization and approvals requisite for its due execution, delivery and performance of this Guaranty have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance.

4. This Guaranty is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equity principles.

By accepting this Guarantee, the Guaranteed Party agrees that the Guarantor shall be subrogated to all rights of the Guaranteed Party against Wachovia in respect of any delivery or payment made by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not exercise or be entitled to receive any payments arising out of, or based upon such right of subrogation until all obligations under the Lease shall have been paid in full to the Guaranteed Party.

Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guarantor or the Guaranteed Party, as the case may be.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

Wachovia Corporation
c/o Wachovia Bank, N.A.
Corporate Real Estate
[401 S. Tryon Street, 18th Floor, NC0340
Charlotte, NC 28202
Attention: Cindy Burns, Ops Leader, AVP
Fax: (704) 374-6832]

with a copy to:	Wachovia Bank, N.A.
Corporate Real Estate
225 Water Street, Suite 850
Jacksonville, FL 32202
Attention: Neil C. King, SVP
Fax: (904) 489-3544

and to:	Wachovia Bank, N.A.
Corporate Real Estate
401 S. Tryon Street, 18th Floor
Charlotte, NC 28202
Attention: Sarah Muenow, AVP
Fax: (704) 374-6832

and to:	Wachovia Bank, N.A.
Corporate Legal Division
301 S. College Street, 30th Floor, NC0630
Charlotte, NC 28288-0630
Attention: Rebecca Olliff (PID # )
Fax: (704) 715-4498

and to:	Wachovia Corporate Real Estate
201 N. Tryon St., 21st Fl, NC0114
Charlotte, NC 28288-0114
Attn: Lease Administration (PID# )

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Lease.

This Guaranty shall be governed by and construed in accordance with the laws of the State of North Carolina. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Lease.

WACHOVIA CORPORATION

By:
	Name:	Neil C. King
	Title:	Senior Vice President

SCHEDULE “A”

LEGAL DESCRIPTION

[TO BE ATTACHED]

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